UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2021

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (781) 332-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 par value	CCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Section 5 - Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2021, the Board of Directors of Chase Corporation (the “Company”) appointed Michael J. Bourque as Treasurer and Chief Financial Officer. Adam P. Chase, President and Chief Executive Officer, had served as interim Treasurer and Chief Financial Officer of the Company since January 15, 2021.

Mr. Bourque, age 57, was previously Chief Financial Officer of Keystone Dental, Inc., located in Burlington, MA, since April 2019. Prior to his time at Keystone, Mr. Bourque was employed at Analogic Corporation (NASDAQ:ALOG) since 2014, most recently as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Bourque also served as Vice President Finance – Corporate Controller for Axcelis Technologies, Inc. (NASDAQ:ACLS) from 2011 to 2014.

In connection with his appointment, Mr. Bourque will receive an annual salary of $310,000 and will be eligible to participate in Chase Corporation’s annual executive cash bonus program, with a target bonus of 60% of his pro rata salary, and its long term incentive equity program, with a targeted value of 60% of his pro rata salary (comprising performance shares representing a targeted 30% of his pro rata salary, as adjusted based on company performance and vesting two years after the end of the performance period; a restricted stock award representing 15% of his pro rata salary that vests August 31, 2023; and stock options representing 15% of his pro rata salary that vest in three equal allotments on August 31, 2021, 2022 and 2023, respectively). He will also receive other benefits, including health insurance, participation in the Company’s retirement savings plans, life insurance and a monthly car allowance, on terms generally consistent with the benefits made available to the Company’s executive officers in the past.

Mr. Bourque has no family relationships or transactions with related persons that would be required to be disclosed under applicable SEC regulations.

Mr. Bourque’s offer letter is attached to this Current Report as Exhibit 10.1.

On February 2, 2021, the Board of Directors of Chase Corporation (the “Company”) appointed Jeffery D. Haigh as Vice President, General Counsel and Corporate Secretary. Prior to this, George M. Hughes had served as the Company’s Corporate Secretary in an administrative, non-employee, capacity. Mr. Haigh joined the Company as Vice President, General Counsel in July 2020. Prior to which Mr. Haigh worked in private practice from 2018 to 2020, and having worked at Clean Harbors, Inc. (NYSE:CLH) from 2008 to 2018, most recently as Senior Counsel.

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2021 Annual Meeting of Shareholders of Chase Corporation was held on February 2, 2021.  The following proposals were voted on at the 2021 Annual Meeting.  Each proposal is more fully described in the Company’s Definitive Proxy Statement for the 2021 Annual Meeting, as filed with the SEC on December 22, 2020.

Proposal 1 — For the election of nominees for the Board of Directors.  The nine nominees named in the Company’s Definitive Proxy Statement were elected as Directors, to serve until the 2022 Annual Meeting of Shareholders, with the following votes:

Name of Director	In Favor	Votes Withheld	Broker Non-Votes
Adam P. Chase	8,109,785	33,110	538,727
Peter R. Chase	7,984,972	157,923	538,727
Mary Claire Chase	7,939,076	203,819	538,727
Thomas D. DeByle	8,118,245	24,650	538,727
John H. Derby III	8,057,870	85,025	538,727
Chad A. McDaniel	8,118,446	24,449	538,727
Dana Mohler-Faria	8,081,030	61,865	538,727
Joan Wallace-Benjamin	8,078,435	64,460	538,727
Thomas Wroe, Jr.	8,053,069	89,826	538,727

Proposal 2 — A non-binding, advisory vote to approve the executive compensation of our named executive officers.  Although this vote is non-binding on the Company or the Board of Directors, the voting results will be reviewed and considered when making future decisions regarding the Company’s executive compensation program.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions	Broker Non-Votes
6,727,053	1,392,969	22,873	538,727

Proposal 3 — For the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions
8,671,119	2,165	8,338

Section 9 — Financial Statements and Exhibits

Item 9.01  - Financial Statements and Exhibits

(d)           Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer letter dated January 28, 2021 by and between Chase Corporation and Michael J. Bourque.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 3, 2021	By:	/s/ Adam P. Chase
Adam P. Chase
President and Chief Executive Officer

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